                                                          EXHIBIT 26(h)(23)(vi)
                                THIRD AMENDMENT
                          TO PARTICIPATION AGREEMENT
                 AMONG GOLDMAN SACHS VARIABLE INSURANCE TRUST,
                           GOLDMAN, SACHS & CO., AND
                       MINNESOTA LIFE INSURANCE COMPANY

   This Third Amendment is incorporated in and made a part of the Participation Agreement (the "Agreement") made as of the 1/st/ day of April, 2010, as amended, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more separate accounts of the Company, GOLDMAN SACHS VARIABLE INSURANCE TRUST (hereinafter the "Trust"), and GOLDMAN, SACHS & CO. (hereinafter the "Distributor"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the language of this Amendment shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Amendment.

    1. Schedule 1B of the Agreement is deleted and replaced with the Schedule 1B to this Amendment, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of April 5, 2013:

Company:                                 Trust:
--------                                 ------
MINNESOTA LIFE                           GOLDMAN SACHS VARIABLE
INSURANCE COMPANY                        INSURANCE TRUST
By its authorized officer,               By its authorized officer,

/s/ Bruce Shay
---------------------------------------  --------------------------------------
By: Bruce Shay                           By:
Title: Executive Vice President          Title:
Date:                                    Date:

Distributor:
------------
GOLDMAN, SACHS & CO.
By its authorized officer,

---------------------------------------
By:
Title:
Date:

                                  SCHEDULE 1B
                                  -----------

  VARIABLE ANNUITY CONTRACTS AND VARIABLE LIFE INSURANCE CONTRACTS REGISTERED
                       UNDER THE SECURITIES ACT OF 1933

The following Contracts are subject to the Agreement:

                                                  1933 Act          Type of Product
Name of Contract       Available Funds       Registration Number  Supported by Account
----------------  -------------------------- -------------------  --------------------

 MultiOption      All Series of the Goldman      333-136242        Variable Annuity
 Legend           Sachs Variable Insurance
                   Trust - Service Shares

 MultiOption      All Series of the Goldman      333-140230        Variable Annuity
 Extra            Sachs Variable Insurance
                   Trust - Service Shares

 MultiOption      All Series of the Goldman      333-91784         Variable Annuity
 Advisor          Sachs Variable Insurance
                   Trust - Service Shares

 MultiOption      All Series of the Goldman      333-182763        Variable Annuity
 Guide            Sachs Variable Insurance
                   Trust - Service Shares

 Variable         All Series of the Goldman       33-3233              Variable
 Adjustable       Sachs Variable Insurance                            Adjustable
 Life              Trust - Service Shares                           Life Insurance

 Variable         All Series of the Goldman      333-109853            Variable
 Adjustable       Sachs Variable Insurance                            Adjustable
 Life Summit       Trust - Service Shares                           Life Insurance

 Variable         All Series of the Goldman      333-96383             Variable
 Adjustable       Sachs Variable Insurance                            Adjustable
 Life Horizon      Trust - Service Shares                           Life Insurance

 Variable         All Series of the Goldman       33-64395             Variable
 Adjustable       Sachs Variable Insurance                            Adjustable
 Life Second       Trust - Service Shares                           Life Insurance
 Death

 Variable         All Series of the Goldman      333-120704            Variable
 Adjustable       Sachs Variable Insurance                            Adjustable
 Life Survivor     Trust - Service Shares                           Life Insurance